 Exhibit 99.1

GOLDENBRIDGE ACQUISITION LIMITED

PRO FORMA BALANCE SHEET

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 4, 2021	Pro Forma Adjustments	As adjusted
		(unaudited)	(unaudited)
ASSETS
Current asset - cash	$1,943,538	$-	$1,943,538
Cash held in Trust Account	50,000,000	7,500,000	57,500,000

TOTAL ASSETS	$51,943,538	$7,500,000	$59,443,538

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$7,500	$-	$7,500
Amounts due to related parties	379,154	-	379,154

Total current liabilities	386,654	-	386,654
Deferred underwriting compensation	1,750,000	262,500	2,012,500

TOTAL LIABILITIES	2,136,654	262,500	2,399,154

Commitments and contingencies
Ordinary shares subject to possible redemption, 4,480,688 and 5,204,438 shares at redemption price	44,806,880	7,237,500	52,044,380

Shareholders’ equity:
Ordinary shares, no par value; unlimited shares authorized; 2,331,812 and 2,358,062 shares issued and outstanding (excluding 4,480,688 and 5,204,438 subject to possible redemption)	5,318,526	-	5,318,526
Accumulated deficit	(318,522)	-	(318,522)

Total Shareholders’ equity	5,000,004	-	5,000,004

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,943,538	$7,500,000	$59,443,538